                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Mohawk Carpet Corporation ............................................  Delaware
Aladdin Manufacturing Corporation ....................................  Delaware
Mohawk Commercial, Inc. ..............................................  Delaware
Mohawk Factoring, Inc. ...............................................  Delaware
Mohawk Servicing, Inc. ...............................................  Delaware
World International, Inc. ............................................  Barbados
Mohawk Brands USA, Inc. ..............................................  Delaware
Mohawk Brands, Inc. ..................................................  Delaware
Mohawk Resources, Inc. ...............................................  Delaware
Dal-Tile International Inc. ..........................................  Delaware